UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2014

NORTHERN MINERALS & EXPLORATION LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-146934	98-0557171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Avenue M, Cisco, TX	76437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (254) 442-2627

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective July 7, 2014, Northern Minerals & Exploration Ltd. (the "Company", "we", "us", "our") entered into a Terms of Farm-Out Agreement with Grasshoppers Unlimited Inc. (“Grasshoppers”) to acquire a working interest in two oil and gas leases both located in Callahan County, Texas:

The first lease, known as the Callahan County Shallow Oil Play, has 3 fully equipped wells, 1 injection well, production flow lines, injection flow line, Tank battery consisting of two 150 BBL tanks with separator, Injection system has a 150 BBL tank with Injection Pump, 8 un-drilled locations. The Company has agreed to acquire a 75% working interest in the lease including the existing wells and equipment by committing to do the following:

•	Bringing the existing three wells back into production (these three wells have been inactive since November 2012)
•	Conducting a H-5 pressure test on the injection well
•	Agreeing to drill two (2) new wells prior to August 1, 2015
•	Agreeing to drill six (6) new wells prior to August 1, 2016
•	Paying $25,000 in cash on or before October 1, 2014
•	Issueing to Grasshopers or its designee(s) 5,000,000 restricted shares of the Company’s common stock
•	Enter into an Operating Agreement (A.A.P.L. Model Operating Form 610) with J.V. Rhyne, a licensed oil and gas operator in the State of Texas to operate the wells

The total consideration that we must pay to acquire the 75% working interest is estimated at $275,000, which amount does not include all work requirement and drilling commitments. The common stock is valued at $0.05 per share based upon our current share price of $0.10 as at June 30, 2014. The Net Revenue Interest is 70% and consists of approximately 60 acres, more or less, in Callahan County, Texas. This lease has a depth limit to no more than 1,000 feet.

The second oil & gas lease, know as the Callahan/Eastland Mississippi Reef Play, is located near the Callahan and Eastland County line in Central Texas. The Company has agreed to acquire 60% of the working interest in this lease by conducting the following:

•	Preparing an independent geological report on the lease.
•	Agreeing to drill one (1) new well prior to August 1, 2015
•	Paying $15,000 in cash on or before October 1, 2014
•	Issueing 1,000,000 restricted shares of the Company’s common stock to Grassphopers or its deisignees.

The total consideration that we must pay to acquire the 60% working interest is approximately $65,000, which amount does not include the cost of drilling and completing a well on the acreage. The common stock is valued at $0.05 based upon our current share price of $0.10 as at June 30, 2014. The Net Revenue Interest is 75% and consists of approximately 220 acres, more or less, in Callahan County, Texas. This lease has no depth limit requirement.

The foregoing description is a summary only and qualified by and subject to the actual terms and conditions of the Terms of the Farm-Out Agreement, attached hereto as Exhibit 10.1 and incorporated by reference herein.

8.01 Other Items

On July 8, 2014, we published a news release announcing the Terms of Farm-Out Agreement with Grasshoper Unlimited Inc. That news release is included in this report as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits

10.1	Terms of the Farm-Out Agreement

10.2	Press Release dated July 8, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN MINERALS & EXPLORATION LTD.

/s/ Howard Siegel
Howard Siegel
Director, President, Principal Executive Officer and Principal Financial Officer

Date: July 22, 2014

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